Exhibit 99.1
FLEETCOR Reports Third Quarter 2020 Financial Results

Board of Directors Increases Share Repurchase Program by $1.0 Billion

Atlanta, Ga., November 5, 2020 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its third quarter of 2020.

“We’re pleased that our third quarter volumes stepped up sequentially in every line of business, driven primarily from increasing existing client usage. New sales performance also improved dramatically in the quarter, returning to 80% of prior period levels,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Client retention and credit trends were also very encouraging in the quarter and better than last year.”

“We’re progressing towards a first quarter, 2021 closing of our AFEX cross border acquisition that we announced in September, and we have a couple of additional active acquisition opportunities in and around the Corporate Payments space that we’re currently working,” concluded Clarke.

Financial Results for Third Quarter of 2020:
GAAP Results
•Total revenues decreased 14% to $585.3 million in the third quarter of 2020, compared to $681.0 million in the third quarter of 2019.
•Net income decreased 16% to $188.8 million in the third quarter of 2020, compared to $225.8 million in the third quarter of 2019.
•Net income per diluted share decreased 12% to $2.19 in the third quarter of 2020, compared to $2.49 per diluted share in the third quarter of 2019.
Non-GAAP Results1
•Adjusted net income1 decreased 14% to $241.9 million in the third quarter of 2020, compared to $280.6 million in the third quarter of 2019.
•Adjusted net income per diluted share1 decreased 10% to $2.80 in the third quarter of 2020, compared to $3.10 per diluted share in the third quarter of 2019.
Fiscal-Year 2020 Outlook:

“While business conditions have improved globally, the sustainability of recoveries across our markets remains uncertain, therefore we have not reinstated our full-year 2020 outlook,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. We expect to manage expenses 10%-12% below last year in order to balance current profitability with investment for future growth.”

Share Repurchase Program

The Company’s board of directors authorized an increase in the size of the previously announced share repurchase program by an additional $1.0 billion of common stock. With the increase, and giving effect to the Company’s previous repurchases, the Company may repurchase up to $1.056 billion of its common stock at any time prior to February 1, 2023.

Conference Call

The Company will host a conference call to discuss third quarter 2020 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, SVP investor relations. The conference ID is 21971417, and the conference call can be accessed live over the phone by dialing (800) 920-3359, or for international callers (303) 223-0113. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Thursday, November 12, 2020. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject many uncertainties and other variable circumstances, such as the impact of global, political, market, health, and other conditions, including the impact of the coronavirus (COVID-19); regulatory measures or voluntary actions, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the coronavirus (COVID-19); adverse outcomes with respect to current and future legal proceedings, including without limitation, the FTC lawsuit, or actions of governmental or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to complete, or delays in completing, anticipated new partnerships and customer arrangements or acquisitions and to successfully integrate or otherwise achieve anticipated benefits from such partnerships, customer arrangements or acquired businesses; failure to successfully expand and manage our business internationally, other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, the impact of foreign exchange rates on operations, revenue and income; the effects of general economic and political conditions on fueling patterns and the commercial activities of fleets; risks related to litigation; the impact of new tax regulations and the resolution of tax contingencies resulting in additional tax liabilities; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 2, 2020 and subsequent filings made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement. The forward-looking statements included in this presentation are made only as of the date hereof. The forward-looking statements included in this press release are made only as of the date hereof. FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may get FLEETCOR’s Securities and Exchange Commission (“SEC”) filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring due largely to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe that integration and deal related costs and one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5.

Management uses adjusted net income:

•as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues, net	$585,283	$681,048	$1,771,522	$1,949,967
Expenses:
Processing	119,856	135,016	474,849	384,588
Selling	46,762	51,790	144,995	152,907
General and administrative	90,868	98,050	283,717	297,618
Depreciation and amortization	63,479	67,347	190,117	205,700
Other operating, net	(214)	(296)	(482)	(1,480)
Operating income	264,532	329,141	678,326	910,634
Investment loss (gain)	1,330	—	(30,008)	15,660
Other (income) expense, net	(3,591)	(120)	(10,477)	628
Interest expense, net	31,383	36,504	99,474	115,088
Total other expense	29,122	36,384	58,989	131,376
Income before income taxes	235,410	292,757	619,337	779,258
Provision for income taxes	46,593	66,952	124,972	119,695
Net income	$188,817	$225,805	$494,365	$659,563
Basic earnings per share	$2.26	$2.61	$5.87	$7.64
Diluted earnings per share	$2.19	$2.49	$5.68	$7.33
Weighted average shares outstanding:
Basic shares	83,719	86,662	84,170	86,332
Diluted shares	86,273	90,522	87,006	89,976

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$788,854	$1,271,494
Restricted cash	582,006	403,743
Accounts and other receivables (less allowance for credit losses of $83,882 at September 30, 2020 and $70,890 at December 31, 2019, respectively)	1,552,695	1,568,961
Securitized accounts receivable — restricted for securitization investors	688,000	970,973
Prepaid expenses and other current assets	359,461	403,400
Total current assets	3,971,016	4,618,571
Property and equipment, net	189,953	199,825
Goodwill	4,613,597	4,833,047
Other intangibles, net	2,115,189	2,341,882
Investments	7,480	30,440
Other assets	196,764	224,776
Total assets	$11,093,999	$12,248,541
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,297,236	$1,249,586
Accrued expenses	299,396	275,511
Customer deposits	1,123,974	1,007,631
Securitization facility	688,000	970,973
Current portion of notes payable and lines of credit	645,769	775,865
Other current liabilities	141,432	183,502
Total current liabilities	4,195,807	4,463,068
Notes payable and other obligations, less current portion	3,158,810	3,289,947
Deferred income taxes	506,102	519,980
Other noncurrent liabilities	295,530	263,930
Total noncurrent liabilities	3,960,442	4,073,857
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 125,997,304 shares issued and 83,396,765 shares outstanding at September 30, 2020; and 124,626,786 shares issued and 85,342,156 shares outstanding at December 31, 2019	126	124
Additional paid-in capital	2,713,022	2,494,721
Retained earnings	5,207,094	4,712,729
Accumulated other comprehensive loss	(1,583,136)	(972,465)
Less treasury stock, 42,600,539 shares at September 30, 2020 and 39,284,630 shares at December 31, 2019	(3,399,356)	(2,523,493)
Total stockholders’ equity	2,937,750	3,711,616
Total liabilities and stockholders’ equity	$11,093,999	$12,248,541

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities
Net income	$494,365	$659,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,150	46,393
Stock-based compensation	35,069	46,120
Provision for losses on accounts and other receivables	152,485	54,735
Amortization of deferred financing costs and discounts	5,028	3,741
Amortization of intangible assets and premium on receivables	141,967	159,307
Deferred income taxes	(5,747)	11,142
Investment (gain) loss	(30,008)	15,660
Other non-cash operating income	(482)	(1,778)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	49,690	(472,378)
Prepaid expenses and other current assets	26,105	(77,836)
Other assets	6,129	(26,578)
Accounts payable, accrued expenses and customer deposits	291,945	373,044
Net cash provided by operating activities	1,214,696	791,135
Investing activities
Acquisitions, net of cash acquired	(72,557)	(334,860)
Purchases of property and equipment	(55,019)	(48,681)
Proceeds from disposal of investment	52,963	—
Net cash used in investing activities	(74,613)	(383,541)
Financing activities
Proceeds from issuance of common stock	95,780	117,627
Repurchase of common stock	(788,409)	(59,362)
(Payments) borrowings on securitization facility, net	(282,973)	106,000
Deferred financing costs paid and debt discount	(2,474)	(2,421)
Proceeds from issuance of notes payable	—	700,000
Principal payments on notes payable	(134,097)	(97,313)
Borrowings from revolver	1,198,500	965,709
Payments on revolver	(1,287,899)	(1,992,296)
(Payments) borrowings on swing line of credit, net	(20,111)	1,775
Other	(244)	(189)
Net cash used in financing activities	(1,221,927)	(260,470)
Effect of foreign currency exchange rates on cash	(222,533)	(46,140)
Net (decrease) increase in cash and cash equivalents and restricted cash	(304,377)	100,984
Cash and cash equivalents and restricted cash, beginning of period	1,675,237	1,364,893
Cash and cash equivalents and restricted cash, end of period	$1,370,860	$1,465,877
Supplemental cash flow information
Cash paid for interest	$98,564	$136,850
Cash paid for income taxes	$119,089	$148,727

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$188,817	$225,805	$494,365	$659,563

Stock based compensation	11,905	15,273	35,069	46,120
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	49,078	52,907	146,995	163,048
Investment loss (gain)	1,330	—	(30,008)	15,660
Integration and deal related costs[1]	1,768	—	11,035	—
Restructuring and related costs	185	—	4,912	—
Legal settlements/litigation	2,048	—	(2,989)	3,474
Write-off of customer receivable[2]	—	—	90,058	—
Total pre-tax adjustments	66,314	68,180	255,072	228,302
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(13,196)	(15,177)	(55,429)	(49,023)
Impact of discrete tax item[4]	—	1,782	9,848	(63,098)
Adjusted net income	$241,935	$280,590	$703,856	$775,744
Adjusted net income per diluted share	$2.80	$3.10	$8.09	$8.62

Diluted shares	86,273	90,522	87,006	89,976

[1] Beginning in the first quarter of 2020, the Company included integration and deal related costs in its definition to calculate adjusted net income and adjusted net income per diluted share. Prior period amounts were approximately $1.0 million and $3.8 million for the three and nine months ended September 30, 2019, respectively, which we consider immaterial.

[2] Represents a bad debt loss in the first quarter of 2020 from a large client in our Cambridge business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.
[3] Excludes the results of the Company's investment in the nine months ended September 30, 2019, on our effective tax rate, as results from Masternaut investment are reported within the consolidated Statements of Income on a post-tax basis and no tax-over-book outside basis difference prior to disposition.

[4] Represents impact of a discrete tax reserve adjustment related to prior year tax positions in 2020 and tax reform in 2019. Also, includes the impact from the disposition of our investment in Masternaut of $64.9 million during the nine months ended September 30, 2019.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended September 30,				Three Months Ended September 30,
	2020	2019	Change	% Change	2020	2019	Change	% Change
FUEL
'- Revenues, net	$255.1	$295.6	$(40.5)	(14)%	$262.4	$295.6	$(33.2)	(11)%
'- Transactions	113.6	129.4	(15.8)	(12)%	113.6	129.4	(15.8)	(12)%
'- Revenues, net per transaction	$2.25	$2.28	$(0.04)	(2)%	$2.31	$2.28	$0.03	1%
CORPORATE PAYMENTS
'- Revenues, net[1]	$106.5	$120.0	$(13.5)	(11)%	$106.5	$120.0	$(13.4)	(11)%
'- Spend volume	15,567	19,033	$(3,466)	(18)%	15,567	19,033	$(3,466)	(18)%
'- Revenues, net per spend $	0.68%	0.63%	0.05%	9%	0.68%	0.63%	0.05%	9%
TOLLS
'- Revenues, net	$67.6	$88.7	$(21.1)	(24)%	$91.6	$88.7	$2.9	3%
'- Tags (average monthly)	5.4	5.1	0.3	5%	5.4	5.1	0.3	5%
'- Revenues, net per tag	$12.60	$17.43	$(4.83)	(28)%	$17.06	$17.43	$(0.37)	(2)%
LODGING
'- Revenues, net	$52.9	$56.4	$(3.5)	(6)%	$52.9	$78.2	$(25.3)	(32)%
'- Room nights	5.4	4.4	1.0	22%	5.4	7.1	(1.7)	(24)%
'- Revenues, net per room night	$9.77	$12.74	$(2.97)	(23)%	$9.77	$10.94	$(1.16)	(11)%
GIFT
'- Revenues, net	$39.1	$48.5	$(9.4)	(19)%	$39.1	$48.5	$(9.4)	(19)%
'- Transactions	242.7	277.8	(35.1)	(13)%	242.7	277.8	(35.1)	(13)%
'- Revenues, net per transaction	$0.16	$0.17	$(0.01)	(8)%	$0.16	$0.17	$(0.01)	(8)%
OTHER[2]
'- Revenues, net[1]	$64.1	$71.9	$(7.8)	(11)%	$65.6	$71.9	$(6.4)	(9)%
'- Transactions[1]	9.9	14.6	(4.7)	(32)%	9.9	14.6	(4.7)	(32)%
'- Revenues, net per transaction	$6.48	$4.93	$1.55	31%	$6.63	$4.93	$1.69	34%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$585.3	$681.0	$(95.8)	(14)%	$618.0	$702.9	$(84.9)	(12)%

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

[2] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	%	2019	%	2020	%	2019	%
US	$357	61%	$414	61%	$1,090	62%	$1,174	60%
Brazil	80	14%	106	16%	254	14%	316	16%
UK	70	12%	68	10%	193	11%	205	10%
Other	78	13%	93	14%	235	13%	256	13%
Consolidated Revenues, net	$585	100%	$681	100%	$1,772	100%	$1,950	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	%	2019	%	2020	%	2019	%
Fuel	$255	44%	$296	43%	$797	45%	$874	45%
Corporate Payments	107	18%	120	18%	319	18%	329	17%
Tolls	68	12%	89	13%	215	12%	264	14%
Lodging	53	9%	56	8%	150	8%	148	8%
Gift	39	7%	48	7%	108	6%	133	7%
Other	64	11%	72	11%	182	10%	203	10%
Consolidated Revenues, net	$585	100%	$681	100%	$1,772	100%	$1,950	100%
*Columns may not calculate due to rounding.

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019[1]	2020	2019[1]
Revenues, net:
North America	$383,828	$442,704	$1,175,950	$1,257,544
Brazil	79,596	106,574	253,722	315,854
International	121,859	131,770	341,850	376,569
	$585,283	$681,048	$1,771,522	$1,949,967
Operating income:
North America	$153,328	$205,558	$372,219	$562,230
Brazil	35,600	42,469	104,462	126,884
International	75,604	81,114	201,645	221,520
	$264,532	$329,141	$678,326	$910,634
Depreciation and amortization:
North America	$39,390	$39,309	$115,913	$119,476
Brazil	12,260	16,224	39,019	49,314
International	11,829	11,814	35,185	36,910
	$63,479	$67,347	$190,117	$205,700
Capital expenditures:
North America	$12,053	$10,340	$35,590	$30,023
Brazil	3,501	4,296	10,309	12,273
International	2,595	2,070	9,120	6,385
	$18,149	$16,706	$55,019	$48,681

[1]The Company has historically had two reportable segments, North America and International. In the first quarter of 2020, in order to better align with changes in business models and management reporting, the Company has broken out Brazil as a third segment, which was previously reported in the International segment. The presentation of segment information has been recast for the prior quarter to align with segment presentation in 2020.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2020*	2019*	2020*	2019*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$262.4	$295.6	113.6	129.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(4.5)	—	—	—
Impact of foreign exchange rates	(2.8)	—	—	—
As reported	$255.1	$295.6	113.6	129.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$106.5	$120.0	15,567	19,033
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(0.4)	—	—	—
Impact of foreign exchange rates	0.3	—	—	—
As reported	$106.5	$120.0	15,567	19,033
TOLLS - TAGS
Pro forma and macro adjusted	$91.6	$88.7	5.4	5.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(23.9)	—	—	—
As reported	$67.6	$88.7	5.4	5.1
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$52.9	$78.2	5.4	7.1
Impact of acquisitions/dispositions	—	(21.8)	—	(2.7)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$52.9	$56.4	5.4	4.4
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$39.1	$48.5	242.7	277.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$39.1	$48.5	242.7	277.8
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$65.6	$71.9	9.9	14.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.4)	—	—	—
As reported	$64.1	$71.9	9.9	14.6

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$618.0	$702.9	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(21.8)
Impact of fuel prices/spread	(4.9)	—
Impact of foreign exchange rates	(27.8)	—
As reported	$585.3	$681.0

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.